Consent of Independent Registered Public Accounting Firm

Guaranty Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions
Mount Pleasant, TX

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-217801) of Guaranty Bancshares, Inc. of our report dated June 28, 2018, relating to the financial statements and supplemental schedules of Guaranty Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions which appear in this Form 11-K for the year ended December 31, 2017.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
June 28, 2018